Exhibit 2

Report of Independent Auditors

The Board of Directors

Modern Woodmen of America

We have audited the statutory-basis financial statements of Modern Woodmen of America (the Society) as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, and have issued our report thereon dated April 18, 2016 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in the Exhibit Index of this Registration Statement. These schedules are the responsibility of the Society’s management. Our responsibility is to express an opinion on these schedules based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic statutory-basis financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Des Moines, IA
April 18, 2016	/s/ Ernst & Young LLP

Schedule I — Summary of Investments

Other Than Investments in Related Parties

As of December 31, 2015

			Amount at
			Which Shown
			in the
			Statement of
		Fair	Financial
Type of Investment	Cost	Value	Position
	(In Thousands)
Bonds:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$1,082,083	$1,123,535	$1,082,083
States, municipalities, and political subdivisions	587,872	627,156	587,872
Corporate bonds	9,881,105	9,940,251	9,881,105
Hybrid securities	13,502	12,227	13,502
Mortgage and asset-backed securities	376,523	385,554	376,523
Total bonds	11,941,085	12,088,723	11,941,085

Equity securities:
Common stocks:
Industrial, miscellaneous, and all other	416,173	688,718	688,718
Mutual funds	24,244	24,085	24,085
Nonredeemable preferred stock	—	385	—
Total equity securities	440,417	713,188	712,803

Mortgage loans	489,386		489,386
Real estate	26,014		26,014
Certificateholders’ loans	171,210		171,210
Other invested assets	295,220		295,220
Securities lending reinvested collateral	465,676		465,676
Total investments	$13,829,008		$14,101,394

See accompanying report of independent auditors.

Schedule III — Supplementary Insurance Information

As of December 31, 2015, 2014, and 2013, and for each of the years then ended

	Future	Contractholder
	Policy	and Other
	Benefits	Certificateholder
	and Claims	Funds
	(In Thousands)
2015
Life and health insurance	$11,826,943	$12,640

2014
Life and health insurance	$11,315,990	$20,118

2013
Life and health insurance	$10,714,583	$22,017

See accompanying report of independent auditors.

Schedule III — Supplementary Insurance Information (continued)

As of December 31, 2015, 2014, and 2013, and for each of the years then ended

			Benefits
	Premiums	Net	Claims, and	Other
	and Other	Investment	Settlement	Operating
	Considerations	Income (1)	Expenses	Expenses (1)
	(In Thousands)
2015
Life and health insurance	$1,058,438	$565,383	$1,326,674	$271,217

2014
Life and health insurance	$1,071,024	$564,832	$1,385,561	$244,367

2013
Life and health insurance	$1,054,139	$558,905	$1,323,638	$255,976

(1) Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.

See accompanying report of independent auditors.

Schedule IV — Reinsurance

As of December 31, 2015, 2014, and 2013, and for each of the years then ended

		Ceded to
	Gross	Other	Net
	Amount	Companies	Amount
	(In Thousands)
2015
Life insurance in force	$38,073,035	$(12,111,763)	$25,961,272

Premiums:
Life insurance	$1,084,479	$(30,109)	$1,054,370
Supplemental contracts involving life contingencies	3,957	—	3,957
Accident and health insurance	111	—	111
Total	$1,088,547	$(30,109)	$1,058,438

2014
Life insurance in force	$37,266,321	$(11,325,332)	$25,940,989

Premiums:
Life insurance	$1,094,112	$(27,201)	$1,066,911
Supplemental contracts involving life contingencies	3,987	—	3,987
Accident and health insurance	126	—	126
Total	$1,098,225	$(27,201)	$1,071,024

2013
Life insurance in force	$36,317,733	$(10,530,253)	$25,787,480

Premiums:
Life insurance	$1,074,395	$(25,546)	$1,048,849
Supplemental contracts involving life contingencies	5,127	—	5,127
Accident and health insurance	147	15	162
Total	$1,079,669	$(25,531)	$1,054,138

See accompanying report of independent auditors.